EXHIBIT 10.4
                            SELECT THERAPEUTICS INC.
                               124 Mt. Auburn St.
                                   Suite 200N
                               Cambridge, MA 02138
                             Telephone: 617-520-6693
                                Fax: 617-547-1431

1 January 1999

Robert Bender Consulting Limited

Attn: Robert Bender

Re: Consulting Services


This memo confirms retention of Robert Bender Consulting Limited by SELECT Therapeutics Inc. on a continuing basis to provide:

         -general management as CEO on an ongoing basis
         -technology strategy and acquisition planning
         -investment baking and capital raising services
         -program management
         -scientific and medical liaison

You will work as an independent contractor and SELECT will not provide insurance or other benefits. Expenses will be reimbursed as incurred and submitted; expenses billed to [INTENTIONALLY OMITTED] will be paid directly subject to adjustments as advised. Reconciliation of misc. cash expense items will be done at the earlier of the end of the calendar year or end of the engagement. A monthly rate of $12,000 US is confirmed, $10,000 will be paid monthly and $2,000 will be accrued. This agreement shall remain effective unless specifically terminated; termination or changes may be made on 30 days notice. This agreement must be disclosed as a >related party transaction.=


/s/ Robert Bender
--------------------------------

For SELECT Therapeutics Inc.